Exhibit 99.1

AMIH Subsidiary, Capitol City Solutions USA, Inc., Executes Construction
Contract with Multi-Family Complex in Beaumont, TX

ADDISON, TX, January 9, 2020— American International Holdings Corp. (OTC Pink: AMIH, the “Company”) is pleased to announce that its wholly-owned subsidiary, Capitol City Solutions USA, Inc. (“CCS”), has executed a construction contract with a multi-family apartment investment and management company to provide water mitigation, demolition, interior finish out and remodeling, and flooring repairs for a multi-family apartment complex located in Beaumont, Texas. The construction contract has a value of over $6,690,000, subject to adjustment and subject to draws being made under the agreement, over time, and subject to completion of demolition and construction services milestones. The project is anticipated to be completed by no later than June 1, 2020.

“We are very fortunate to have been awarded this construction contract to completely rebuild and remodel this very large apartment complex located in Beaumont, Texas,” commented JJ Dickens, CEO of CCS. “This is now the second project that we have been awarded by this investment group, which owns over 100 multi-family properties across the United States and is valued at approximately $2.5 billion. Through these projects, CCS is establishing an excellent working relationship with this investment group allowing us to bid on additional construction projects in their current and future pipeline,” further commented Mr. Dickens.

CCS was formed to act as a general contracting and construction company focused on the remodeling, general construction and interior finish of both the Company’s newly established Novopelle branded med spa locations, as well as to market to other commercial real estate projects within the United States.

About The Company

American International Holdings Corp. (OTC Pink:AMIH) is a diversified holding company dedicated to (a) acquiring, managing and operating health, wellness, beauty, and lifestyle companies, businesses and/or brands located both in the United States and abroad; and (b) general contracting and construction. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for the Company and its stakeholders.

Important Cautions Regarding Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “can,” “could,” “should,” “predict,” “aim,” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident,” “scheduled,” and certain other statements, as well as information about management’s view of American International Holding Corp.’s future expectations, plans and prospects, may be deemed forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of American International Holding Corp., its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents American International Holding Corp. files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, which are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on American International Holding Corp.’s future results. American International Holding Corp. cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Such forward-looking statements should not be relied upon as indicative of current value or as a guarantee of future results, herein, and shall not be relied upon as a promise or representation. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company.

In this release, we may rely on and refer to information regarding our industry and the market for our products in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it. Some data is also based on our good faith estimates.

SOURCE: American International Holdings Corp.